Exhibit 10.3
RHI ENTERTAINMENT, INC.
2008 INCENTIVE AWARD PLAN
STOCK OPTION GRANT NOTICE
     RHI Entertainment, Inc., a Delaware corporation, (the “Company”), pursuant to its 2008 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of Stock (as defined in the Plan) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	[ ]

Grant Date:	February 9, 2009

Exercise Price per Share:	$ [fair market value per share on the grant date]

Total Exercise Price:	$ [ ]

Total Number of Shares
Subject to the Option:	[ ] shares

Expiration Date:	February 9, 2019

Vesting Schedule:	Subject to Participant’s continued service as an Employee, Consultant or Director through the applicable vesting date, the Option shall become vested (and not subject to forfeiture upon Termination of Services) with respect to (x) [ ] shares of Stock on the first anniversary of the Grant Date (the “2010 Time Vesting Amount”); (y) [ ] shares of Stock on the second anniversary of the Grant Date (the “2011 Time Vesting Amount”); and (z) [ ] shares of Stock on the third anniversary of the Grant Date (the “2012 Time Vested Amount” and, together with the 2010 Time Vested Amount and the 2011 Time Vested Amount, the “Time-Vested Amounts”); provided that each Time-Vested Amount shall only be exercisable by Participant as follows:

(a) Time Vesting Hurdle. [ ] shares of Stock subject to the 2010 Time-Vested Amount, [ ] shares of Stock subject to the 2011 Time-Vested Amount, and [ ] shares of Stock subject to the 2012 Time-Vested Amount shall become exercisable immediately upon the anniversary date upon which such Time-Vested Amount first becomes vested.

(b) Nine Dollar Performance Hurdle. [ ] shares of Stock subject to such Time-Vested Amount shall become exercisable upon the later of (i) the anniversary date upon which such Time-Vested Amount first becomes vested if as of such anniversary date (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $9.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $9.00, or (ii) the first date after such anniversary date on which (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $9.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $9.00 (such date, the “Nine Dollar Initial Exercisability Date”). Following the Nine Dollar Initial Exercisability Date, such Time-Vested Amount shall be exercisable at any time during the period beginning on the Nine Dollar Initial Exercisability Date and ending on the Expiration Date, whether or not the nine dollar performance hurdle described in this clause (b) is satisfied as of the date of such exercise.

(c) Fourteen Dollar Performance Hurdle. [ ] shares of Stock subject to such Time-Vested Amount shall become exercisable upon the later of (i) the anniversary date upon which such Time Vested Amount first becomes vested if as of such anniversary date (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $14.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $14.00, or (ii) the first date after such anniversary date on which (A) the average Fair Market Value of a share of Stock over a period of at least 180 consecutive trading days immediately prior to such date is at least $14.00, and (B) the Fair Market Value of a share of Stock for each of the thirty (30) consecutive trading days immediately prior to such date is at least $14.00 (such date, the “Fourteen Dollar Initial Exercisability Date”). Following the Fourteen Dollar Initial Exercisability Date, such Time-Vested Amount shall be exercisable at any time during the period beginning on the Fourteen Dollar Initial Exercisability Date and ending on the Expiration Date, whether or not the fourteen dollar performance hurdle described in this clause (c) is satisfied as of the date of such exercise.

The conditions provided under the preceding clauses (b) and (c) shall be referred to as the “Performance Hurdles.” If an applicable Performance Hurdle is not satisfied on or prior to the Expiration Date, the portion of the Option subject to such Performance Hurdle shall thereupon expire.

Notwithstanding the foregoing, in the event of Participant’s Termination of Services at any time during the final six months in any vesting year, the Option shall become vested (and not subject to forfeiture) with respect to an additional pro-rata percentage of the applicable Time-Vested Amount determined on a monthly basis and based on the number of completed months that have elapsed during such vesting year on or prior to the date of such Termination of Services; provided that such vested portion of the Option shall only be exercisable by Participant as follows: (a) 33-1/3% of the shares of Stock subject to such vested portion of the Option shall become exercisable immediately upon the date of such Termination of Services; (b) 33-1/3% of such shares of Stock shall become exercisable on the Nine Dollar Initial Exercisability Date; and (c) 33-1/3% of such shares of Stock shall become exercisable on the Fourteen Dollar Initial Exercisability Date; provided further that solely for purposes of this sentence, any reference in the Performance Hurdles to the anniversary of the Grant Date shall instead be a reference to the date of such Termination of Services.

Type of Option:                      ☐ Incentive Stock Option            ☑ Non-Qualified Stock Option
     By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

RHI ENTERTAINMENT, INC.:	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:

Address:	Address:

EXHIBIT A
TO STOCK OPTION GRANT NOTICE
RHI ENTERTAINMENT, INC. STOCK OPTION AGREEMENT
     Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, RHI Entertainment, Inc., a Delaware corporation (the “Company”), has granted to Participant an Option under the RHI Entertainment, Inc. 2008 Incentive Award Plan, as amended from time to time (the “Plan”), to purchase the number of shares of Stock indicated in the Grant Notice.
ARTICLE 1.
GENERAL
     1.1 Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
          (a) “Termination of Consultancy” shall mean the time when the engagement of Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.
          (b) “Termination of Directorship” shall mean the time when Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.
          (c) “Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.
          (d) “Termination of Services” shall mean Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
     1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF OPTION
     2.1 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan. Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.
     2.2 Exercise Price. The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.
     2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
ARTICLE 3.
PERIOD OF EXERCISABILITY
     3.1 Commencement of Vesting and Exercisability.
          (a) Subject to Sections 3.2, 3.3, 5.10 and 5.15 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

          (b) No portion of the Option which has not become vested at the date of Participant’s Termination of Employment, Termination of Directorship or Termination of Consultancy shall thereafter become vested, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and Participant. Notwithstanding the foregoing, once vested in such amounts and at such times as are set forth in the Grant Notice, the vested portion of the Option, if any, shall be or become exercisable as set forth in the Grant Notice (and, for the avoidance of doubt, such vested portion of the Option may become exercisable following Participant’s Termination of Services). No portion of the Option may be exercised following the date the Option expires pursuant to Section 3.3.
          (c) Notwithstanding Section 3.1(a) hereof, the Grant Notice and Section 12.2 of the Plan but subject to Section 3.1(b) hereof:
                    (i) If the Company consummates a transaction or series of transactions resulting, directly or indirectly, in the sale of at least 75% of the Company’s outstanding equity securities (as determined on a fully diluted basis) or at least 75% of the Company’s assets to an unrelated third party (a “Transaction”) and all or substantially all of the consideration received in connection with the Transaction consists of cash or cash equivalents (as determined by the Committee), then the Option shall (A) become fully vested with respect to all shares of Stock covered thereby immediately prior to the Transaction (subject to the consummation of the Transaction), and (B) following the Transaction continue to be eligible to become exercisable pursuant to the Performance Hurdles set forth in the Grant Notice with respect to the Stock; provided that the Committee shall equitably adjust such Performance Hurdles to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option.
                    (ii) If the Company consummates a Transaction and substantially all of the consideration received in connection with the Transaction consists of stock or other equity securities of the acquiring entity, then the Option shall (A) become fully vested with respect to all shares of Stock covered thereby immediately prior to the Transaction (subject to the consummation of the Transaction), and (B) following the Transaction continue to be eligible to become exercisable pursuant to the Performance Hurdles set forth in the Grant Notice; provided that the Performance Hurdles shall apply with respect to the common stock or other equity securities of the acquiring entity; and provided, further, that the Committee shall equitably adjust such Performance Hurdles to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option.
                    (iii) If the Company consummates a Transaction and substantially all of the consideration received in connection with the Transaction does not consist of either (A) cash or cash equivalents (as determined by the Committee) or (B) stock or other equity securities of the acquiring entity, then the Option shall (x) become fully vested with respect to all shares of Stock covered thereby immediately prior to the Transaction (subject to the consummation of the Transaction), and (y) continue to be eligible to become exercisable pursuant to the Performance Hurdles set forth in the Grant Notice; provided that the Performance Hurdles shall apply with respect to either the Stock or the common stock or other equity securities of the acquiring entity as determined by the Committee in its discretion; and provided, further, that the Committee shall equitably adjust such Performance Hurdles to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option.
                    (iv) The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Transaction has occurred pursuant to the above definition, and the date of the occurrence of such Transaction and any incidental matters relating thereto (including the determination of the terms of any equitable adjustment of Performance Hurdles pursuant to this Section 3.1(c)).

     3.2 Duration of Exercisability. Except as otherwise set forth in the Grant Notice, the installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule and Performance Hurdles set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
     3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the Expiration Date set forth in the Grant Notice, which shall in no event be more than ten (10) years from the Grant Date.
     3.4 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.
ARTICLE 4.
EXERCISE OF OPTION
     4.1 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
     4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.
     4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
          (a) An exercise notice in a form specified by the Committee, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;
          (b) The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

          (c) Any other written representations as may be required in the Committee’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law, rule or regulation; and
          (d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
     4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:
          (a) Cash or check;
          (b) Surrender of shares of Stock (including, without limitation, shares of Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or
          (c) Other property acceptable to the Committee (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
     4.5 Conditions to Issuance of Stock. Subject to Section 11.5 of the Plan, the shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company. Such shares of Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
          (a) The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;
          (b) The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
     4.6 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 12.1 of the Plan.
ARTICLE 5.
OTHER PROVISIONS
     5.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.
     5.2 Whole Shares. The Option may only be exercised for whole shares of Stock.
     5.3 Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
     5.4 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
     5.5 Adjustments Upon Specified Events. The Committee may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Stock contemplated by Article 12 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Committee shall make such adjustments the Committee deems appropriate in the number of shares of Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.

     5.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.6, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.6. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     5.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     5.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     5.9 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     5.10 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.
     5.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
     5.12 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such shares of Stock or (b) within one (1) year after the transfer of such shares of Stock to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
     5.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the

Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     5.14 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
     5.15 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that the Option (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
     5.16 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

EXHIBIT B
TO STOCK OPTION GRANT NOTICE
CONSENT OF SPOUSE
     I,                                         , spouse of                                          , have read and approve the foregoing RHI Entertainment, Inc. Stock Option Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of RHI Entertainment, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of RHI Entertainment, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: , 2009

Signature of Spouse